                                                                 Exhibit 10.99.1

                          TRAINING SERVICES AGREEMENT

     This Training Services Agreement is entered into as of this 24th day of June, 1996 by and between Youth Services International, Inc. (hereafter referred to as "YSI") with offices at 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117 and International Youth Institute, Inc. (hereafter referred to as "IYI"), a Maryland corporation with principal offices at 901 N. Pitt Street, Suite 250, Alexandria, VA 22314.

1.  Scope of Services
    -----------------

     During the term of this Agreement, IYI shall furnish the training-related services set forth in the Scope of Services attached hereto as Attachment I of this Agreement.

2.  Professional Service Fees
    -------------------------

     IYI- shall receive compensation for the training services performed as set forth in Attachment I of this Agreement. Said compensation shall be broken down as follows:

          (i) Tier 1 - Basic Training Program. The mutually agreed upon price for the basic training services provided to YSI by IYI under this Agreement, as stated in Attachment I Scope of Service is $862,896.00 ($71,908.00/month) per year, for each year of this Agreement. Payment for Tier I services will be advanced by YSI with monthly invoices to be itemized by program to facilitate YSI records.

          (ii) Tier 2 - Elective Training. IYI shall make additional, elective training courses available to YSI and shall be compensated on an incremental, hourly basis. This compensation shall be based upon the fixed rate of $10.00 per student training hour for all training that falls outside the scope of the Tier I program as stated in Attachment I to this Agreement.

         (iii) Annual Administrative Fee. YSI agrees that, in addition to the basic training program fee and any fees pertaining to elective training, an annual administrative fee of $25,000 shall be paid to IYI by YSI at the beginning of each contract year.

          (iv) The fees stated in paragraphs (i) and (ii) above shall include all direct expenses (including but not limited to travel, accommodations, transportation, and meals; outside consultants or professionals retained by IYI; special report preparation; communications and other direct costs directly attributable to the services performed).

          (v) The fees stated in paragraphs (i) and (ii) above include $317,230 for trainer salaries and benefits, an amount which is subject to adjustment based upon actual cost incurred.

     For a detailed breakdown of these fees, refer to Attachment II of this Agreement.

3.   Payment
     -------

     (a) IYI shall be paid on a monthly basis at the agreed upon rate in accordance with the payment schedule in Attachment II of this Agreement.

     (b) IYI shall submit invoices following the end of each calendar month, at YSI's address, as stated in the opening paragraph of this Agreement.

     (c) Payments to IYI pursuant to this Agreement shall be made no later than twenty (20) days after receipt by YSI of a proper invoice from IYI.

     (d) YSI shall issue all payments directly to iii at the address stated in the opening paragraph of this Agreement.

4.   Limitations on Authority
     ------------------------

     In performing services for YSI, IYI shall be an independent contractor, not an employee or agent of YSI. Neither IYI nor YSI shall have the right or authority to make or undertake any promise, warranty, or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name or on behalf of the other unless specifically authorized in writing by an authorized official of the other party.

5.   Indemnification
     ---------------

     (a) YSI shall indemnify IYI against liability for any suits, action, or claims of any character arising from or relating to IYI's performance under this Agreement, given that IYI has billed its contractual obligations to YSI under this Agreement.

     (b) YSI shall assume fill' responsibility for meeting its regulatory or third party contractual obligations and shall indemnity IYI against liability for any suits, action, or claims of any character arising from or relating to YSI's failure to meet said obligations.

     (c) YSI shall immediately notify IYI of any claim or suit made or filed against YSI regarding any matter resulting from or relating to IYI's-obligations under the Agreement, and will cooperate, assist, and consult with IYI in the defense or investigation of any claim, suit, or action made or filed against IYI as a result of or relating to IYI's performance under this Agreement.

6.   Assignment and Succession
     -------------------------

     Neither party may assign or transfer any of the rights or obligations under this Agreement without prior written consent of the other party. All rights and obligations of the parties hereunder shall be binding on their successors.

7.   Liaison and Notice
     ------------------

     (a) Any notice or other communication required or permitted to be given under this Agreement by either party shall be given for all purposes by delivery in person, by certified air mail, postage prepaid (return receipt requested), to the address of the other party as listed in the opening paragraph of this Agreement.

     (b) Until further notice, YSI designates David B. Dolch as the liaison to
                                              --------------
IYI for all purposes hereunder, and any requests-by YSI for services shall be channeled through him. Until further notice, IYI designates John R. Allen, President, as the liaison with YSI for all purposes hereunder, and any requests from YSI for services shall be directed to him.

     (c) Such notice shall take effect upon receipt by the addressee; if notice is not delivered in person and if any doubt arises as to date of receipt, notice shall be deemed to have been received upon expiration of ten days from the date of posting if by certified mail.

     (d) Any dispute or controversy arising out of or in connection with this a, or the breach, or validity thereof, shall be settled by final and binding arbitration in accordance with Arbitration Rules of the American Arbitration Association.

8.   Governing Law
     -------------

     This Agreement and any related agreements and any arbitration proceeding Agreement or thereunder shall be governed by the laws of the State of Maryland, without regard to its conflict of laws rules.

9.   Severability
     ------------

     Any term or provision of this Agreement which may be held illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity, or unenforceability without rendering illegal, invalid, or unenforceable the remaining terms and provisions of this Agreement to the extent that continuation of the remaining portions of the Agreement does not constitute a material impairment of the rights and obligations under this Agreement.

10.  Waiver
     ------

     No waiver by a party hereto of any default by the other party in the performance of any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from performance of any other provision, condition, or requirement herein; nor shall it be deemed to be a waiver of, or in any manner a release of the other party from, future performance of the same provision, condition, or requirement. Any delay or omission of a party hereto to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver by one party of a right created by this Agreement shall constitute a waiver of such right by the other patty except as may otherwise be required by law with respect to persons not parties hereto.

11.  Term of Agreement
     -----------------

     The term of this Agreement shall be three years, beginning July 1, 1996 and ending June 30, 1999.

12.  Amendments
     ----------

     (a) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and cancels and supersedes any and all prior agreements.

     (b) This Agreement may be amended only by the express written consent of both parties.

13.  Termination
     -----------

     This Agreement can be terminated at any time upon the occurrence of any of the following:

  1) By the solvent party in the event of any court of competent jurisdiction:
     (i.) filing an order adjudicating the other party bankrupt; (ii.) appointing a trustee or receiver of the property, or of a substantial part of such property, of the other party; or (iii.) approving a petition for or effecting an arrangement in bankruptcy.

  2) The event of a default which consists of: (i.) the failure of YSI to compensate IYI in accordance with the payment requirements established in this agreement, and /or (ii) the failure of IYI to substantially perform under this agreement in providing the contemplated services to YSI.

  3) Upon 90 days written notice, either party may terminate this agreement.

14.  Acceptance
     ----------

     IN WITNESS WHEREOF, YSI and IYI have caused this Agreement to be executed by their duly authorized representatives.



Youth Services International, Inc.  International Youth Institute, Inc.

By: /s/ Henry D. Felton             By: /s/ John R. Allen
    -------------------                 -----------------

Name:                               Name:   John R. Allen
     --------------------------          -----------------------

Title:                              Title:  President
      -------------------------           -----------------------

Date: July 3, 1996                  Date: July 3, 1996
      ------------                        ------------

                                 ATTACHMENT 1
                               SCOPE OF SERVICES

     Beginning July 1, 1996, and throughout the following year, International Youth Institute, Inc. (IYI) will provide a basic training program for Youth Services International (YSI) programs and facilities. This Tier I training program is outlined below:

TIER I.  BASIC TRAINING PROGRAM

A.   TRAINING PROGRAM STRUCTURE
     --------------------------

     1.   PROGRAM FACILITY TRAINING NEEDS ASSESSMENT

          On-site assessment at individual employee and program level.

     2.   QUALITY ASSURANCE, PERFORMANCE ANALYSIS, AND MONTHLY REPORTING

          Ensure program quality and consistency, monitor training progress, and track performance for reporting at individual program level as well as aggregate analysis and reporting of corporate-wide status and outcomes. Monthly reports will include training accomplished during the last month, cumulative training for the current fiscal year-to-date, and projections of the following month as well as the remainder of the quarter and fiscal year.

B.   BASIC TRAINING COURSES
     ----------------------

     1.   ORIENTATION (PRE-SERVICE) TRAINING FOR ALL NEW EMPLOYEES

          Based on current staffing levels and turnover rate as well as standard orientation course length (2300 FETs, 47% turnover, 1092 new employees per year, 48-hour course). Training costs permit no more than 2 orientation courses at one location during a single month. Orientation curriculum is attached.

     2.   ANNUAL ACCREDITATION CONTINUATION TRAINING

          Continuation/accreditation training will be based on current staffing levels and standard annual re-certification requirements in health, safety, security, and crisis intervention.

C.  INDEPENDENT STUDY, VIDEO AND CORRESPONDENCE COURSES
    ---------------------------------------------------

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

     The Tier I Basic Training Program does not include any independent study, video or correspondence courses.

     In addition to the basic Tier I training program, IYI will also make elective training courses available to YSI. For the purpose of this Agreement, all elective training courses shall be considered tier II options.

TIER II.  ELECTIVE TRAINING OPTIONS

A.  TRAINING COURSES
    ----------------

          Course offerings will be based on (1) program training needs assessment, and (2) Youth Development Professional Certification Levels I through IV. Since Tier I training under this Agreement does not include comprehensive continuation, in-service, and career development training, responsiveness to additional training requirements will depend on lead time and scope of potential training

B.   INDEPENDENT STUDY, VIDEO, AND CORRESPONDENCE COURSES
     ----------------------------------------------------

          The normal transition process toward full integration will proceed as shown on the following page. Specific actions may vary based on individual program needs, but integration will follow the same 90-day time schedule and will begin on July 1, 1996.

TIER III.  PROGRAM SPECIFIC ADJUSTMENTS

               Any addition or deletion of programs or facilities will result in an addendum to this Agreement based on, but not limited to, the following factors: staff size, distribution of staff by job category, lead time or activation or deactivation of the program, nature of services provided (e.g., juvenile justice residence program, behavioral health group homes, etc.), and applicable statutory and regulatory standards. Compensation of any programmatic adjustments shall be negotiated on a case-by-case basis and shall be agreed upon in writing by both parties in said addendum.

BASIC TRAINING ORIENTATION CURRICULUM

                                                               Hours
                                                               -----
The YSI Story                                                   1.0

  Formula for Success
  Guiding Principles
  World of Work

Juvenile Justice and Behavioral Health Overview

 The Student Population                                         0.5
 The Residential Setting                                        0.5
 Rights and Responsibilities                                    1.0
 Point and Level System                                         1.0
 Staff and Student Handbook                                     1.0

Health, Safety, and Security

 Infection Control                                              1.0
 Alcohol and Other Drugs                                        1.0
 Safety, Security and Emergency Procedures                      3.5
 Suicide Prevention                                             0.5
 Child Abuse and Neglect                                        0.5
 CPR                                                            4.0
 Standard First Aid                                             2.5
 Reports and Documentation                                      1.0

Crisis Intervention Training

 Counseling and Behavior                                        8.0
 Limiting the Use of Force                                      4.0
 Verbal Intervention Skills                                     4.0
 Escorts and Restraint                                          8.0

Introduction to the Foundations

 Positive Peer Culture                                          2.0
 Cognitive Behavior/Medical Model                               1.0
 Managing Emotions                                              1.0
 Cultural Diversity                                             1.0
                                                             --------
TOTAL HOURS                                                    48.0

Locations with Full-time Trainers Beginning July 1, 1996:
--------------------------------------------------------

     .  Hickey
     .  Cullen
     .  Tarkio
     .  Clarinda
     .  Desert Hills-Tucson
     .  DBC (will also serve Parc Place and Promise House)
     .  Iowa (will serve Forest Ridge and Woodward)

Projected Additional Full-Time Trainers
---------------------------------------

     .  Desert Hills-College Station
     .  South Dakota (will serve Chainberlain and Springfield)
     .  Virginia Boot Camp


     Due to the small size and geographical separation of the following YSI facilities, the on-site training manager will be provided on a part-time basis from the local program staff. All IYI training program support for these facilities will remain the same as for those facilities with full-time IYI training managers.

     .  Tampa Bay
     .  Utah
     .  Desert Hills-Albuquerque
     .  Reflections

     In addition to individual program support, IYI will provide the following services for YSI at the corporate level:

     . Ensure full integration of training and certification procedures with YSI human resource policies and practices;
     .  Provide measures of training effectiveness and trend analysis;
     . Incorporate a systematic approach to ensure best practices are shared across all programs to continuous improvement of training and related activities;

                                 ATTACHMENT II
                             SERVICE FEE BREAKDOWN

TIER I. BASIC TRAINING PROGRAM

     1.  Program Facility Training Needs Assessment             $ 54,000.00

     2.  Quality Assurance, Performance Analysis,
         And Monthly Reporting
         $500 per month for each of 18 locations                $108,000.00

B. Basic Training Courses
   ----------------------

     1.  Orientation (Pre-service) Training for All
         New Employees
         Based on 2300 FTEs, 47% turnover rate, 1092 new
         employees per year, 48-hour course.                    $314,496.00

     2.  Annual Accreditation Continuation
         Training
         2300 employees for 28 training hours at $6.00 per
         student training hour                                  $386,400.00

C.   Independent Study, Video and Correspondence Courses
     ---------------------------------------------------

     The Tier I Basic Training Program does not include any independent study, video or correspondence courses.


Total Annual Cost of Tier I Basic Training Program              $862,896.00
                                                            ($71,908/month)

TIER II.  ELECTIVE TRAINING

A.  Training Courses
    ----------------
    Cost per Student Training Hour                              $10.00

B.     Independent Study Video, and                             To Be
       ----------------------------                             Negotiated
       Correspondence Courses
       ----------------------


ANNUAL ADMINISTRATIVE FEE                                       $25,000.00

                          TRAINING SERVICES AGREEMENT
                                   ADDENDUM

     The present document is an Addendum to the original Training Services Agreement ("original TSA") entered into on the 24th of June, 1996 by and between Youth Services International, Inc. ("YSP") with offices at 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117, and the International Youth Institute ("IYI"), a Maryland corporation with principal offices at 901 N. Pitt St., Suite 250, Alexandria, Virginia 22314.

1.   Objective of Addendum
     ---------------------

     The objective of this Addendum is to clarify the intent of both parties as per the original TSA concerning the transfer of existing YSI training managers to WI and the hiring of new training managers by IYI.

2.   Amendments
     ----------

     (a) Whereas it was originally anticipated that all full-time YSI training managers would be transferred to and employed by WI on July 1, 1996, both parties now agree that this transfer shall instead take place on October 1, 1996. As of this date, all existing YSI employees designated as facility training managers shall, upon accepting offers of employment from IYI, become full-time IYI employees.

     (b) Both parties agree that should IYI desire to employ individual(s) as training manager(s) for existing YSI program(s) which presently do not have training manager(s), they shall have the ability to hire these individual(s) at any time as IYI employees. It is understood by both parties that any YSI executive directors who might be directly affected by these prospective hires shall be consulted prior to any offer of employment.

3.   Entirety of Agreement
     ---------------------

     The amendments defined in paragraphs 2(a) and 2(b) solely represent an Addendum to the original TSA. All terms and provisions not superseded by the terms of this Addendum shall remain in force in-their entirety, and all provisions contained herein shall be subject to all applicable terms of the original TSA.

4.  Acceptance
    ----------

     (a) The signing of this Addendum by both parties indicates their agreement to the amendments indicated herein and make them binding provisions of the original TSA.

     (b) IN WITNESS WHEREOF, YSI and WI have caused this Addendum to be executed by their duly authorized representatives.



Youth Services International, Inc.  International Youth Institute, Inc.



By:  /s/ Timothy P. Cole            By: /s/ John R. Allen
     -------------------                -----------------

Name: Timothy P. Cole               Name: John R. Allen
      ---------------                     -------------

Title: CEO                          Title: President
       ---                                 ---------

Date: 5 August, 1996                Date: 5 August, 1996
      --------------                      --------------